EXHIBIT 99.1

American Resources Corporation Reports Fourth Quarter and Full

Year 2021 Financial Results and Provides Business Outlook

Company highly aligned with major U.S. priorities in both infrastructure and electrification

On track be the first in the U.S. to produce isolated and purified critical and rare earth elements (REEs) and bring the most environmentally-safe refining solutions to the domestic marketplace

Significant increase in carbon demand and price realization being seen as Company scales operations and on track this March to realize operating profit

Current specialty and metallurgical carbon backlog represents approximately $110 million

Strong balance sheet provides financial strength and flexibility to execute on its innovation, collaboration and growth plans

Company to host update conference call today at 4:30 PM ET

March 29, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 29, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2021. The Company will host a conference call and webcast, today, March 29, 2022, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Throughout 2021 we further established our pillars of growth and believe the year was marked by tremendous success in transforming our Company to expand our near term and future potential and opportunities. In retrospect and as a point of reference, we began unveiling the patents and technology behind our rare earth ‘Capture – Process – Purify’ process chain in early 2021. Today, we are only a few months away from being the first in the U.S. to produce isolated and purified critical and REEs and bringing the most environmentally-safe refining solutions to the domestic marketplace. Solidifying our position not only addresses our national supply chain and sustainability challenges of critical and REEs, but also eliminates the need to depend on foreign nations, such as China, for the final stage of refinement for these increasingly important raw materials. As we become the nation’s first producer of highly-purified critical and REEs, which we believe is a monumental milestone, we are also steadily increasing our carbon production in one of the strongest markets we have ever seen.”

2021 Key Division Highlights

American Rare Earth

•	Advanced its innovation by entering into exclusive patent and technology licensing agreements on 16 patents and technologies to establish the foundation of American Rare Earth’s “Capture – Process – Purify” process chain and entered into three sponsored research partnerships to further develop and refine the most environmentally friendly methods to capture, process and purify critical and REEs from waste streams and end-of-life products.

•	Achieved a high purity (99.5%) of the rare earth magnet metals neodymium (Nd), praseodymium (Pr) and dysprosium (Dy) and battery metals lithium (Li), cobalt (Co), nickel (Ni) and manganese (Mn) from end-of-life permanent magnets and NMC batteries from electric vehicles using its patented chromatography process and technology.

•	Advanced its efforts to onshore the final isolation and purification stage of critical and REEs with its site selection of its first two critical and REE isolation and purification facilities; both in Noblesville, IN, and began the build phase of its initial two commercial production trains at its first facility. This facility will be the first facility in the United States capable of producing isolated and high-purity critical and REEs while focusing on the sustainability and circular supply chain.

American Carbon

•	Announced plans to restart its Wyoming County, WV mining complex along with receiving preliminary approval from the state of West Virginia for the issuance of $45 million tax-exempt industrial development bonds for advanced carbon and rare earth and critical mineral processing.

•	Acquired E4-2 mineral reserves to secure the long-term viability and of its Perry County Resources complex and further reduces its operating costs.

Corporate

•	Elevated its shareholder-focused and value-creative culture by pricing the initial public offering of American Acquisition Opportunity Inc. (NADSAQ: AMAOU), a blank check company in which the Company has an indirect investment, and sub-licensed two of its exclusive patents for the production of graphene to Novusterra Inc. for a 50% equity stake in the privately-held company and a portion of future cash flows from the sale of graphene from that entity.

•	Strengthened its balance sheet and financial flexibility by eliminating approximately $19 million of debt and payables and added over $30 million of equity capital.

“Looking forward to the remainder of 2022, our excitement over the opportunities we have in front of us continues to reach an all-time high. Our current specialty and metallurgical carbon backlog represents approximately $110 million. As our carbon production continues to scale and become more consistent, we’re confident in showcasing the low-cost and growth attributes of our platform with the investments we’ve made and with the future investments we’re planning at our Wyoming County, West Virginia complex. Over the first several weeks of 2022, once we managed through the Omicron variant, we have seen our rate of production become more consistent and will realize a profitable March month on a $5.25 to $6 million monthly revenue run rate,” continued Mr. Jensen.

“The opportunity for American Rare Earth continues to manifest at a very rapid pace and continues to be bolstered by our tremendous team and partnerships. We wholeheartedly believe that the greatest impact we can make to our domestic supply of critical and REEs is to provide the most efficient and environmentally-safe solutions for the final stage of separation and purification while providing a sustainable and circular supply of materials. We will be showcasing our ability to achieve this on a commercial scale this year and will commensurately continue to bolster our upstream and downstream partnerships. “

Expected Near-Term Catalysts

•	Continued increase in carbon production to meet backlog and growing market demand.

•	Closing of $45 million West Virginia tax-exempt industrial development bonds for Company’s Wyoming County advanced carbon and rare earth processing facility.

•	Additional American Rare Earth upstream and downstream partnerships to bolster feedstocks of end-of-life products for critical and REEs and offtake customers of recycled, sustainable and domestic sources of high-purity battery and magnet metals.

•	Broaden its suite of patented IP to efficiently produce critical and REEs using the lowest cost and most environmentally-safe methods.

•	Commencement of its first two commercial production trains producing isolated and high-purity battery and magnet metals.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Tuesday, March 29, 2022 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s Fourth Quarter and Full Year 2021 Conference Call, or by the webcast link: here.

Financial Results for Fourth Quarter and Year-End December 31, 2021

For the full year of 2021, American Resources reported a net income loss of $32.4 million or a loss of $0.59 per share for the twelve months ended December 31, 2021, as compared with a net income loss $10.3 million or loss of $0.35 per share for the full year of 2020. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses, non-cash impairment and development costs (‘adjusted EBITDA”) loss of $4.7 million for the year ended December 31, 2021, as compared with an adjusted EBITDA loss of $2.77 million in 2020.

For the fourth quarter of 2021, American Resources reported a net income loss of $10.4 million, or a loss of $0.17 per share, as compared with a net income loss of $9.1 million, or a loss of $0.24 per share, in the prior year period. The Company earned an adjusted EBITDA of $1.3 million in the fourth quarter of 2021, as compared with an adjusted EBITDA loss of $2.0 million for the fourth quarter of 2020.

Fourth Quarter 2021 Summary

Total revenues were $4.54 million for the fourth quarter of 2021 compared to revenues of $13,875 during the fourth quarter of 2020. General and administrative expenses for the fourth quarter of 2021 were $1.3 million compared to $826,890 in the prior year period. American Resources incurred interest expense of $1.9 million during the fourth quarter of 2021 compared to $1.5 million during the fourth quarter of 2020. Development costs during the quarter were $8.09 million, compared to $5.14 million in the third quarter of 2021.

Full Year 2021 Summary

Full year 2021 revenues were $7.76 million compared to full year 2020 revenues of $1,059,691. The Company recommenced carbon production during 2021 following the COVID-19 induced idle period and has seen a steady sequential production and sales ramp while navigating various supply chain, labor and COVID variant related headwinds. The Company is currently realizing a higher and more consistent production schedule and expects to exit the current March month on a $5.25 - $6 million monthly revenue run rate and better positioned to meet its current 2022 order backlog of approximately $110 million. Development costs during 2021 were $18.1 million compared to $4.0 million during 2020 and better positions the Company to meet its demand while realizing strong pricing.

The Company did not incur any income tax expense in 2021 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $24.2 million as of December 31, 2021.

AMERICAN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
	2021	2020	2019
Revenue
Coal sales	$7,518,792	$524,334	$24,456,831
Processing services income	-	-	20,876
Metal recovery and sales	159,599	535,357	-
Royalty income	76,915	-	-
Total revenue	7,755,306	1,059,691	24,477,707

Cost of coal sales and processing	(7,088,951)	(3,749,519)	(26,086,814)
Accretion	(1,096,283)	(1,287,496)	(1,482,349)
Gain on purchase and disposal of asset, respectively	-	-	394,484
Depreciation	(1,980,026)	(2,298,703)	(4,588,136)
Amortization of mining rights	(1,246,740)	(1,251,357)	(1,657,673)
General and administrative	(3,774,464)	(2,486,799)	(7,659,048)
Professional fees	(1,387,430)	(1,076,548)	(6,750,848)
Production taxes and royalties	(1,306,150)	(1,357,749)	(4,222,175)
Impairment of fixed assets	-	-	(27,688,030)
Development	(18,098,670)	(3,998,885)	(7,236,653)
Total expenses from operations	(35,978,714)	(17,507,056)	(86,977,242)

Net loss from operations	(28,223,408)	(16,447,365)	(62,499,535)

Other income and (expense)	(232,994)	20,537	2,072,862
Loss on settlement of payable	-	-	(22,660)
Gain on interest forgiven	-	832,500	-
Gain on depreciation recapture	-	1,706,569	-
Gain on sale of stock	-	6,820,949	-
Amortization of debt discount and debt issuance costs	(8,637)	(11,516)	(7,725,076)
Interest income	230,529	205,857	164,686
Interest expense	(4,159,813)	(3,383,294)	(2,908,579)

Net loss attributable to American Resources Corporation shareholders	$(32,394,323)	$(10,255,763)	$(70,918,302)

Net loss per share - basic and diluted	$(0.59)	$(0.35)	$(2.94)

Weighted average shares outstanding	55,222,768	29,359,993	24,094,420

AMERICAN RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS

Current assets
Cash	$11,492,702	$10,617,495
Receivables	3,175,636	38,650
Inventory	-	150,504
Prepaid fees and deposits	624,605	175,000
Receivables - other	-	234,240
Advances to related party	5,000	-
Total current assets	15,297,943	11,215,889

Cash - restricted	1,095,411	583,708
Property and equipment, net	22,903,154	22,498,659
Long-term right of use assets, net	726,194	-
Investment in llc- related party	2,500,000	-
Notes receivables	350,000	4,117,139

Total assets	$42,872,702	$38,415,395

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Trade payables	$3,135,566	$4,288,794
Non-trade payables	1,950,567	3,850,781
Accounts payable - related party	3,932,716	679,146
Accrued interest	1,325,286	1,043,519
Due to affiliate	74,000	74,000
Current portion of long term debt	5,283,647	10,997,692
Current portion of convertible debt (net of unamortized discount of $18,106 and $827,573)	571,618	-
Current portion of lease liabilities, net	151,806
Total current liabilities	16,425,206	20,933,932

Notes payable (net of issuance costs of $0 and $405,667)	548,477	5,330,752
Convertible note payables (net of unamortized discount of $22,549 and $0)	8,620,412	14,300,907
Remediation liability	18,951,587	17,855,304
Lease liabilities, net	548,477	-

Total liabilities	45,108,110	58,420,895

Stockholders’ deficit
Common stock: $.0001 par value; 230,000,000 shares authorized, 65,084,992 and 42,972,762 shares issued and outstanding	6,508	4,296
Additional paid in capital	163,441,655	113,279,452
Accumulated deficit	(165,683,571)	(133,289,248)
Total stockholders’ deficit	(2,235,408)	(20,005,500)

Total liabilities and stockholders’ deficit	$42,872,702	$38,415,395

Shares Outstanding	65,084,992	40,522,762

AMERICAN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2021	2020
Cash Flows from Operating activities:
Net loss	$(32,269,839)	$(10,255,762)	(70,918,302)
Adjustments to reconcile net income loss) to net cash
Depreciation expense	1,980,026	1,855,236	4,588,136
Amortization of mining rights	1,246,740	939,672	1,657,673
Accretion expense	1,096,283	1,287,496	1,482,349
Accretion of Right to Use Assets	(11,960)	-
Gain on purchase of assets			(394,484)
Impairment loss			27,688,030
Amortization of debt discount	(571,559)	-	7,725,076
Recovery of advances receivable			(177,686)
Warrant expense			2,524,500
Warrant modification expense			2,545,360
Option Expense	1,093,603	230,050
Net Discount	206,724	-
Discount Amortization Conver	580,195	-
Liabilities reduced due to sale of assets	-	(3,271,974)
Issuance of common shares for services	10,000	18,800	1,906,253
Loan forgiveness - NMTC	397,030	-	377,255
Issuance of warrants in conjunction with convertible notes	-	1,223,700
Loss on settlement of accounts payable with common shares	-	642,060	22,660
Return of common shares for property sale	-	(1,840,200)

Change in current assets and liabilities:
Accounts receivable	(3,032,230)	2,386,255	(1,000,917)
Inventory	150,504	365,126	351,830
Prepaid expenses and other current assets	(449,605)	(175,000)	147,826
Accounts payable	(3,053,442)	(4,301,976)	1,164,080
Accrued interest	281,767	(1,826,244)	1,643,075
Funds held for others			(79,662)
Accounts payable related party- Due to Affliates	3,253,570	(97,649)	243,502
Cash used in operating activities	(29,092,193)	(13,847,255)	(19,207,106)

Cash Flows from Investing activities:
Cash received (paid) for PPE, net	(3,068,943)	417,857	(327,250)
Cash received from acquisitions			650,000
Cash invested in note receivable	(350,000)	-
Investment in LLCs	(2,500,000)
Cash provided by investing activities	(5,918,943)	417,857	322,750

Cash Flows from Financing activities:
Principal payments on long term debt	(672,424)	(1,103,191)	(2,059,484)
Sale of Common Stock for Cash	29,217,964	12,832,475	7,767,698
Cash received from warrant and option conversions	2,667,928
Proceeds from convertible note	600,000	14,411,949	599,980
Convertible Note Conversions	8,556,084	-
Capitalized Interest	1,677,192	-
Issuance of common shares for debt settlement	(5,648,698)	-
Proceeds from long term debt (net of issuance costs $0 and $0)	-	28,000	8,660,527
Proceeds from related party			(9,861)
Net (payments) proceeds from factoring agreement	-	(1,807,443)	1,489,508
Cash provided by financing activities	36,398,046	24,361,790	16,448,368

Increase (decrease) in cash	1,386,910	10,932,392	(2,435,988)
Cash, beginning of year	11,201,203	268,811	2,704,799
Cash, end of year	$12,588,113	$11,201,203	$268,811

Supplemental Information
Cash paid for interest	$708,076	$327,239	557,663
Assumption of net assets and liabilities for asset acquisitions			6,623,999
Shares issues in asset acquisition			24,400,000
Discount on note due to beneficial conversion feature			7,362,925
Conversion of note payable to common stock			231,661
Issuance of shares as part of note payable consideration			297,831
Conversion of preferred series A shares to common shares			161
Conversion of preferred series C shares to common shares			1
Return of shares related to employee settlement			11
Warrant exercise for common shares			60

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended Dec. 31, 2021	For the twelve months ended Dec. 31, 2021	For the three months ended Dec. 31, 2020	For the twelve months ended Dec. 31, 2020
Net Income	(10,440,772)	(32,394,323)	(9,097,560)	(10,255,762)

Interest & Other Expenses	1,898,848	4,159,813	2,908,579	3,383,294
Income Tax Expense	-	-	-	-
Accretion Expense	179,374	1,096,283	305,636	1,287,496
Depreciation	615,806	1,980,026	443,467	2,298,703
Amortization of Mining Rights	308,605	1,246,740	311,685	1,251,357
Amortization of Debt Discount & Issuance	-	8,637	2,879	11,516
Non-Cash Stock, Warrant & Option Comp. Expense	614,938	1,093,603	115,026	345,076
Development Costs	8,088,810	18,098,620	2,770,552	3,998,885
Non-Cash Impairment	-	-	-	-
PCR Restructuring Expenses	-	-	225,269	452,743

Total Adjustments	11,706,381	27,683,722	7,083,093	13,029,070

Adjusted EBITDA	1,265,609	(4,710,601)	(2,014,467)	2,773,308

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com